Pricing Supplement No. 1                            Filing under Rule 424(b)(3)
dated June 16, 2005                                 Registration No. 333-112604
(To prospectus dated February 18, 2004 and prospectus supplement dated September 28, 2004)

                                  $160,000,000
                          NORTHWEST NATURAL GAS COMPANY
                       SECURED MEDIUM-TERM NOTES, SERIES B
                       (A SERIES OF FIRST MORTGAGE BONDS)
                                       AND
                      UNSECURED MEDIUM-TERM NOTES, SERIES B
               Due from Nine Months to 30 Years from Date of Issue

CUSIP No.:  66765R  BU 9                                   Stated interest rate (%): 4.70%

Secured    X       Unsecured                               Maturity date:  June 22, 2015
          ---                ---

Principal amount ($): $40,000,000                          Original issue date:  June 21, 2005

Issue price (%): See Below*                                Interest payment dates: June 1 and December 1,
                                                           commencing December 1, 2005
Selling Agent's commission (%): See Below*
                                                           Regular record dates: May 15 and November 15
Proceeds to Company (%): 99.375%
                                                           Redeemable:  Yes X  No
                                                                           ---   ---
Repayable at the option of holder: Yes     No  X               In whole
                                      ---     ---
                                                               In whole or in part  X
                                                                                   ---
   Repayment Date:      Not Applicable
                                                           Fixed redemption price: Yes   No  X
                                                                                      ---   ---
   Repayment Price:     Not Applicable
                                                              Initial redemption date:  Not Applicable
   Election Period:     Not Applicable
                                                              Initial redemption price:  Not Applicable
   Other Terms:    Not Applicable
                                                              Reduction Percentage: Not Applicable
Selling Agent(s):
                                                              Redemption limitation date:  Not Applicable
 Merrill Lynch, Pierce, Fenner & Smith
     Incorporated ____                                     Make-Whole Redemption Price: Yes  X  No
                                                                                            ---    ---
 UBS Securities LLC     X                                      Make-Whole Spread: .10%
                      ----
 J.P. Morgan Securities Inc.  X
                             ---
 Piper Jaffray & Co.  ____


     Agency Transaction        |_|
                    or
     Principal Transaction     |X|*

     Name of Principal(s):  UBS Securities LLC, as to $20,000,000 principal amount of the Notes
                            J.P. Morgan Securities Inc., as to $20,000,000 principal amount of the Notes


*The notes were purchased by the Agent(s), as principal, from Northwest Natural Gas Company at the price set forth above under "Proceeds to Company (%)". The Notes purchased by each Agent, as principal, are being offered to the public at varying prices, not to exceed 100%, related to prevailing market prices at the time of resale, as determined by such Agent. Each Agent received a discount or commission equal to the difference between the resale prices and the proceeds to the Company.

                     --------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     --------------------------------------

Pricing Supplement No. 2                             Filing under Rule 424(b)(3)
dated June 16, 2005                                  Registration No. 333-112604
(To prospectus dated February 18, 2004 and prospectus supplement dated September 28, 2004)

                                  $160,000,000
                          NORTHWEST NATURAL GAS COMPANY
                       SECURED MEDIUM-TERM NOTES, SERIES B
                       (A SERIES OF FIRST MORTGAGE BONDS)
                                       AND
                      UNSECURED MEDIUM-TERM NOTES, SERIES B
               Due from Nine Months to 30 Years from Date of Issue

CUSIP No.: 66765R  BV 7                              Stated interest rate (%): 5.25%

Secured  X   Unsecured                               Maturity date: June 21, 2035
        ---            ---

Principal amount ($): $10,000,000                    Original issue date: June 21, 2005

Issue price (%): 100.000%                            Interest payment dates: June 1 and December 1,
                                                     commencing December 1, 2005
Selling Agent's commission (%): .750%
                                                     Regular record dates: May 15 and November 15
Proceeds to Company (%): 99.250%
                                                     Redeemable: Yes  X   No
                                                                     ---     ---
Repayable at the option of holder: Yes     No  X        In whole
                                       ---    ---                ---
                                                        In whole or in part  X
                                                                            ---
 Repayment Date:  Not Applicable
                                                     Fixed redemption price: Yes     No  X
                                                                                 ---    ---
 Repayment Price: Not Applicable
                                                        Initial redemption date:  Not Applicable
 Election Period: Not Applicable
                                                        Initial redemption price: Not Applicable
 Other Terms: Not Applicable
                                                        Reduction Percentage: Not Applicable
Selling Agent(s):
                                                        Redemption limitation date: Not Applicable
 Merrill Lynch, Pierce, Fenner & Smith
    Incorporated. X                                     Make-Whole Redemption Price: Yes  X  No
                 ---                                                                     ---    ---
 UBS Securities LLC
                    ---
 J.P. Morgan Securities Inc.                            Make-Whole Spread: .15%
                             ---
 Piper Jaffray & Co.
                     ---

       Agency Transaction     |_|*
              or
       Principal Transaction  |X|*

       Name of Principal(s):  Merrill Lynch, Pierce, Fenner & Smith Incorporated

*If the Agency Transaction box is checked, the notes are being offered directly by Northwest Natural Gas Company through any Agent, acting as agent for Northwest Natural Gas Company. If the Principal Transaction box is checked, however, the notes have been sold to the Agent(s), as principal, for resale to purchasers upon terms described in the prospectus, dated September 28, 2004 and this pricing supplement. If the Principal Transaction box is checked, the notes are being offered by the Agent(s), as principal, at a price to the public set forth above under "Issue price (%)"; the notes were purchased by the Agent(s), as principal, from Northwest Natural Gas Company at the price set forth above under "Proceeds to Company (%)"; and the Agent(s) received a fee equal to the difference, which is set forth above under "Selling Agent's commission (%)" as a percentage of the principal amount of the notes.

                     --------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     --------------------------------------